SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT No.)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2)
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

GLOBAL GOLD CORPORATION

 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X]  No fee required.
 [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

 (1)   Title of each class of securities to which transaction applies:

 (2)  Aggregate number of securities to which transaction applies:

 (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

 (4)  Proposed maximum aggregate value of transaction:

 (5)  Total fee paid:

 [  ]  Fee paid previously with preliminary materials.
 [  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

 (2)  Form, Schedule or Registration Statement No.:

 (3)  Filing Party:

 (4)  Date Filed:

May 2, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Global Gold Corporation, which will be held on Friday, June 10, 2011 at 10:00 a.m. at Global Gold Corporation, located at 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the Internet or by completing, signing, dating and returning the proxy card available on the Company’s website at your earliest convenience.  If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Van Z. Krikorian
Chairman of the Board

Rye, New York

Global Gold Corporation     •     555 Theodore Fremd Avenue     •     Rye, NY 10580
Phone: 914.925.0020     •     Fax: 914.925.8860
www.globalgoldcorp.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2011

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of Global Gold Corporation ("Global Gold," the "Company," "we," "us," or "our") will be held on Friday, June 10, 2011 at 10:00 a.m. at the Company's offices, located at 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580, for the following purposes:

1.	To elect six (6) directors to serve on our Board of Directors until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Sherb & Co., LLP as our independent auditors for the fiscal year ending December 31, 2011; and

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on April 28, 2011 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our Common Stock, $0.001 par value per share, at the close of business on April 28, 2011 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof proxy.

By Order of the Board of Directors

Drury Gallagher
Secretary
Rye, New York
May 2, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AS SOON AS POSSIBLE.  REGISTERED STOCKHOLDERS MAY VOTE THEIR PROXY BY DOWNLOADING THE PROXY CARD FROM THE COMPANY’S WEBSITE AT WWW.GLOBALGOLDCORP.COM/2011PROXYMATERIALS AND RETURNING IT IN THE POSTAGE PREPAID ENVELOPE PROVIDED OR BY REQUESTING AND RETURNING A PAPER PROXY BY CALLING 800-401-9141 OR BY E-MAILING PROXY2011@GLOBALGOLDCORP.COM.  STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKERAGE ACCOUNT MAY VOTE THEIR PROXY AT WWW.PROXYVOTE.COM OR BY REQUESTING AND RETURNING A PAPER COPY BY CALLING 800-579-1639 OR BY EMAILING SENDMATERIAL@PROXYVOTE.COM.

Table of Contents

Page

PROXY SOLICITATION AND VOTING INFORMATION	1
PROPOSAL 1: ELECTION OF DIRECTORS	3
INFORMATION REGARDING NOMINEES FOR DIRECTOR	3
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
COMMITTEES OF THE BOARD	6
The Audit Committee	6
Report of the Audit Committee	7
The Nominating Committee	7
The Compensation Committee	7
Attendance at Board, Audit Committee, Compensation Committee and Annual Stockholders’ Meetings.	8
Membership and Meetings of the Board and its Committees Table For Year 2010	8
COMPENSATION OF DIRECTORS	8
Directors' Compensation Table For Year 2010	9
EXECUTIVE OFFICERS	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Narrative Disclosure to the Summary Compensation Table	10
Description of Employment Arrangements with the Company’s Named Executive Officers	11
Outstanding Equity Awards at Fiscal Year End 2010 Table	15
OWNERSHIP OF SECURITIES	17
Beneficial Ownership Table	17
Section 16(a) Beneficial Ownership Reporting Compliance	19
Certain Relationships and Related Transactions	19
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	22
CODE OF BUSINESS CONDUCT AND ETHICS	24
SOLICITATION OF PROXIES	24
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2012	24
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	24
OTHER MATTERS	25

i

GLOBAL GOLD CORPORATION
555 Theodore Fremd Avenue, Suite C-208
Rye, New York 10580

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 10, 2011

PROXY SOLICITATION AND VOTING INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Gold Corporation ("Global Gold," the "Company",  "we," "us," or "our") for use at the 2011 Annual Meeting of Stockholders of Global Gold Corporation to be held on June 10, 2011, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of six (6) directors to our Board of Directors, (2) to ratify and approve the appointment of Sherb & Co., LLP as our independent auditors for the fiscal year ending December 31, 2011, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

The mailing address of the principal executive office of the Company is 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being made available to stockholders on or about May 9, 2011.

In accordance with Global Gold's By-laws, the presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors and the approval of any other matters properly presented at the Annual Meeting. For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

Whether or not you plan to attend the annual meeting in person, we urge you to vote your shares as soon as possible.  Registered stockholders may vote their proxy by downloading the proxy card from the Company’s website at www.globalgoldcorp.com/2011proxymaterials and returning it in the postage prepaid envelope provided or by requesting and returning a paper proxy by calling 800-401-9141 or by e-mailing proxy2011@globalgoldcorp.com .  Stockholders who hold their shares through a brokerage account may vote their proxy at www.proxyvote.com or by requesting and returning a paper copy by calling 800-579-1639 or by emailing sendmaterial@proxyvote.com

Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, and FOR ratification of the Board of Directors’ selection of   Sherb & Co., LLP as our independent auditors for the fiscal year ending December 31, 2011.  It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting.  If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of Global Gold at our address set forth above, by (i) giving written notice to the Company’s Secretary at the Company’s address indicated above (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will, not in and of itself, constitute revocation of a proxy). Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Global Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements for the fiscal years ended December 31, 2010 and 2009, accompany these proxy solicitation materials and both have been posted and are available on the Securities and Exchange Commission (“SEC”) website and the Company’s website at www.globalgoldcorp.com/2011proxymaterials .  Copies of the exhibits to such report may be obtained by contacting the Company’s Secretary at: Global Gold Corporation , 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580 , Attn.: Drury Gallagher, Secretary, telephone number: (914) 925-0020  or by logging on to  www.globalgoldcorp.com .

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of five (5) members, with each of the directors serving until their successors are duly elected and qualified.  All five (5) current directors were elected to the Board of Directors at the 2010 Annual Meeting to serve until their successors are duly elected and qualified.

The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Nicholas J. Aynilian, Drury J. Gallagher, Harry Gilmore, Ian C. Hague and Van Z. Krikorian to serve, each of which is currently serving as a director of Global Gold and was elected at last year's Annual Meeting.  The Board of Directors, upon the recommendation of the Nominating Committee, has nominated one (1) additional director, Jeffrey R. Marvin, to be elected to the Board of Directors at the 2011 Annual Meeting to serve until his successor is duly elected and qualified.

            The Board of Directors anticipates that each of the nominees will serve, if elected, as a director.  However, if any person nominated by the Board of Directors is unable to accept election (a condition which is not now anticipated), proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.  Biographical information regarding the nominees is listed below.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

The following biographical descriptions set forth certain information concerning each of the nominee’s age, business experience, other directorships and committee memberships in publicly held corporations and current board and committee assignments:

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
Nicholas Aynilian Age 47 Director since 2004
Mr. Aynilian currently serves on the Audit, Nominating, and Compensation Committees of the Company.  He is the Chairman of the Audit Committee.

Mr. Aynilian has been Vice-President, Secretary and Treasurer of N.Y. Aynilian & Co., Inc., an export-import business, since 1982. He founded Vanick Properties Incorporated in 1987 and has served as its President, Secretary and Treasurer since then.  He also founded Aynilian Funding Corporation in 1992   and has served as President, Secretary and Treasurer since then. In addition, Mr. Aynilian is the founder and sole proprietor of N.J.A. Investments since 1986.  Mr. Aynilian received his BS in Accounting in 1983 and his MBA in Finance in 1985, both from Fairleigh-Dickinson University.

Mr. Aynilian’s education and financial services experience, together with his substantial international business experience, led to his nomination for election as a Director to the Company.

See the Certain Relationships and Related Transactions section of this proxy statement for a discussion of Mr. Aynilian’s loans to the Company .

Drury Gallagher Age 72 Director since 1981
Mr. Gallagher currently serves as Chairman Emeritus, Treasurer, and Secretary of the Company.

Mr. Gallagher has served as Chairman of the Company from 1982 until January 10, 2007.  Mr. Gallagher served as President of the Company from 1982 until February 1, 1997 and as Chief Executive Officer of the Company from February 1, 1997 to January 10, 2007.  Mr. Gallagher has served as Treasurer of the Company since 1982.

Mr. Gallagher has served as a Company Director for almost 30 years and has an intimate knowledge of the Company’s history and development which constituted the primary reason for his nomination for election as a Director of the Company.

See the Certain Relationships and Related Transactions section of this proxy statement for a discussion of Mr. Gallagher’s loans to the Company.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
Harry Gilmore Age 73 Director since January 2007
Mr. Gilmore currently serves on the Audit, Nominating, and Compensation Committees of the Company.

Mr. Gilmore is a retired Foreign Service Officer.  In his thirty-five year career in the United States Foreign Service, Ambassador Gilmore held a number of senior positions. He served as the first U.S. Ambassador to the Republic of Armenia from May 1993 to July 1995.  His other senior positions included Deputy Commandant for International Affairs, U.S. Army War College (1991-1992) and U.S. Minister and Deputy Commandant of the American Sector, Berlin (1987-1990). Following the reunification of Germany, he served as Principal Officer of the U.S. Embassy Office, Berlin (1990-1991).  Earlier in his Foreign Service career, Mr. Gilmore served as Deputy Chief of Mission, U.S. Embassy, Belgrade (1981-1985) and Director, Office of Central European Affairs, U.S. Department of State.  His other overseas postings included Munich, Moscow, Budapest and Ankara. Mr. Gilmore's final assignments as a Foreign Service Officer were devoted to the education and training of Foreign Service and other U.S. Government personnel assigned abroad.  He was Dean of the Senior Seminar at the Foreign Service Institute (1996-1997) and Dean of Area Studies (1995-1996).

Mr. Gilmore’s lifetime of service as a Foreign Service officer and his serving as Ambassador to the Republic of Armenia were significant elements of his nomination for election as a Director of the Company.

Ian Hague Age 49 Director since January 11, 2005
Mr. Hague currently serves on the Audit, Nominating, and Compensation Committees of the Company and is being nominated for the Nominating and Compensation Committees.

Mr. Hague is a co-founder of Firebird Management, LLC, which commenced operations in 1994   and manages over $3.25 billion in eight funds.  He is a co-manager of Firebird Fund, Firebird New Russia Fund, Firebird Republics Fund, and Firebird Avrora Fund.  Since 2005 , Mr. Hague has served as a member of the Supervisory Board of the Bank of Georgia and since 2002 he has served on the Board of Directors of Amber Trust, a private equity fund specializing in companies in the Baltic States.

Mr. Hague has a significant history of investing in companies operating in the CIS which was a key factor in his nomination for election as a Director of the Company.

See the Certain Relationships and Related Transactions section of this proxy statement for a discussion of Mr. Hague’s loans to the Company .

Van Krikorian Age 51 Director since January 1, 2004
Mr. Krikorian is currently the Chairman, Chief Executive Officer and General Counsel of the Company.

Mr. Krikorian served as Vice President and General Counsel of the Company from June 1, 2003 until September 30, 2004, and as President and General Counsel from October 1, 2004 until January 11, 2007 when he assumed his current positions with the Company. Mr. Krikorian is an Adjunct Professor of Law at Pace University Law School, where he currently teaches “International Business Transactions,” and was appointed to the International Council of the George Washington University Elliott School in 2005.  Prior to joining the Company, Mr. Krikorian was a partner in the New York office of Vedder, Price,  Kaufman & Kammholz LLP from 1998 to 2003 and practiced law with Patterson Belknap Webb & Tyler LLP from 1993 to 1998. He represented the Company as outside counsel from 1995 until June 1, 2003.  In 1992, Mr. Krikorian was Armenia's Counselor and Deputy Representative to the United Nations.

Mr. Krikorian’s substantial experience in the industry in representing the Company and, prior to 2003, representing other mining companies, together with his service as Armenia’s Counselor and Deputy Representative to the United Nations served as the basis for his nomination for election as a Director of the Company.

Jeffrey Marvin Age 48
Mr. Marvin is being nominated for the first time to the Company’s Board of Directors.

Mr. Marvin has extensive international minerals management, corporate governance, and public markets experience.  From 2002 through 2010, Mr. Marvin was an Executive Director of CBM Resources P/L, an Australian company with extensive prospective mineral properties in Southeast Australia.  From 2005 through 2010, Mr. Marvin was a founding Director of Ignite Energy Resources Pty Ltd. (formerly Victoria Coal Resources Pty Ltd.), an Australian company focused on the development of a coal conversion and upgrading technology utilizing low rank coal and biomass.  Mr. Marvin directly negotiated the successfully renewal of one of the largest governmental minerals leases in Victoria, Australia.  Among other management duties, he was directly responsible for negotiating mineral joint venture, farm-in and royalty agreements. Mr. Marvin was also directly responsible for supervising and producing both JORC and NI 43-101 standard reserve mineral reports.

Mr. Marvin has worked with corporate managements and investors in bringing international minerals companies to public markets.  Mr. Marvin and his associates specialize in early phase minerals company investment, corporate management and business restructuring.  The group is currently developing minerals projects in Zambia, South Africa and Mozambique.  Mr. Marvin has been the Managing Member of Consolidated Resources USA since 2009.  Mr. Marvin received his B.S. in Finance from San Diego State University.

Mr. Marvin’s substantial experience in international mining served as the basis for his nomination for election as a Director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors currently consists of five (5) directors, but has been increased effective with the Annual Meeting to six (6) directors as described in "Proposal 1: Election of Directors."  Our Board of Directors believes that there should be a minimum of 50% of independent directors on the Board of Directors.  We follow the NYSE Amex rules for a Small Reporting Company for the definition of  “independent director.”  Our Board of Directors also believes that it is useful and appropriate to have members of management as directors.  The current board members include three (3) independent directors and two (2) members of our management.  Mr. Marvin is not considered independent and if all nominees are elected then our board will include three (3) independent directors and three (3) non-independent directors including two members of our management.

The Board of Directors has determined that each of Messrs. Aynilian, Gilmore and Hague are "independent", based on the standards set forth by the SEC and NYSE Amex.  The Board has also determined that with respect to each independent director no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by such director in carrying out the responsibilities of a director.

The Board of Directors has three standing committees: the Audit Committee, the Nominating Committee, and the Compensation Committee.

           The positions of Chairman, Chief Executive Officer and General Counsel of the Company are held by Mr. Krikorian.  The combination of these offices is felt to be appropriate for the Company due to the Company’s size and Mr. Krikorian’s participation as an officer of, and counsel to, the Company in the operations and financing of the Company which are his primary responsibilities.  In addition, the Company’s independent Directors, including Mr. Aynilian who is Chairman of the Audit Committee, and is deemed to be the lead independent director is involved in the review and analysis of both the Company’s financial statements and its prospective financing.  Mr. Krikorian reports to both Mr. Aynilian and Mr. Hague regarding the Company’s financial position and operations.  Additionally, Mr. Krikorian regularly communicates with each of the other members of the Board of Directors and keeps such individuals current with the Company’s financing, acquisitions, and sales activities on a regular basis.  The Board of Directors considers and approves all financing, acquisitions, and sales activities of the Company and accordingly is kept current with the operational and financial needs of the Company.

COMMITTEES OF THE BOARD

The Audit Committee

During 2010, the Audit Committee met five (5) times.  The Audit Committee assists the Board of Directors in its oversight of the Company's financial accounting and reporting processes.  A copy of the Charter of the Audit Committee which describes this and other responsibilities of the Committee is available on the Company’s website at www.globalgoldcorp.com.  On May 2, 2011, the Board of Directors amended its Charter for the Audit Committee.

In accordance with the Charter of the Audit Committee, the Audit Committee has the sole authority for the appointment, replacement, compensation, and oversight of the work of our independent auditors, reviews the scope and results of audits with our independent auditors, reviews with management and our auditors our annual and interim operating results, considers the adequacy of our internal controls over financial reporting, our disclosure controls and procedures, considers our auditors' independence, and reviews and approves in advance all engagements of any accountant (including the fees and terms thereof). The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee currently consists of Messrs. Aynilian, Hague and Gilmore, with Mr. Hague going off the Committee following the Annual Meeting.  Each of the current members of the Audit Committee is "independent" under the standards established by the SEC for members of audit committees and each member is "independent" under the standards set forth by the NYSE Amex for its listed companies.   Pursuant to the NYSE Amex rules, our audit committee will consist of two (2) independent members as a Smaller Reporting Company.  Mr. Aynilian has been determined by our Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2010; (ii) discussed with Sherb & Co., LLP, the Company’s independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board in Auditing Standards No. 61 "Communications with Audit Committees" and (iii) considered the independence of Sherb & Co., LLP, by having discussions with representatives of Sherb & Co., LLP, having received and reviewed a letter from them including disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, "Independence Discussions with Audit Committees." On the basis of the above, the Audit Committee has recommended to the Board of Directors that our audited financial statements for the fiscal years ended December 31, 2010 and 2009 be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee of the Board of Directors

Nicholas J. Aynilian, Chairman
Ian Hague
Harry Gilmore

April 10, 2011

The Nominating Committee

On June 15, 2007, the Board of Directors adopted a Charter for the Nominating, a copy of which is available on the Company’s website at www.globalgoldcorp.com.   On May 2, 2011, the Board of Directors amended its Charter for the Nominating Committee.

During 2010, the Nominating Committee met one (1) time.  The Nominating Committee provides certain principles and guidelines by which the Board of Directors of the Company shall fulfill its responsibility to the stockholders, potential stockholders and the investment community.  The committee is responsible for the development of (i) corporate governance principles intended to promote the efficient, effective and transparent governance of the Company, and (ii) procedures for the identification and selection of individuals qualified to become directors.  Stockholders are encouraged to recommend individuals for consideration to become nominees to the Board of Directors as set forth in the "Stockholders Proposals and Director Nominations", section of this proxy statement below.  The Nominating Committee uses established criteria for the selection of nominees and reviews each candidate to determine if the candidate has the appropriate skills and characteristics required of board members.  Although the Company does not have a specific policy relating to diversity of its Directors, in evaluating candidates, the Nominating Committee considers issues of independence, diversity and expertise in numerous areas, including experience in the gold mining industry, finance, marketing, and international affairs.  The Nominating Committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the Board of Directors.

The Nominating Committee currently consists of Messrs. Aynilian, Hague and Gilmore.   Each of the current members of the Nominating Committee is "independent" under the standards set forth by the NYSE Amex for its listed companies.

The Compensation Committee

On May 2, 2011, the Board of Directors amended its Charter for the Compensation Committee, a copy of which is available on the Company’s website at www.globalgoldcorp.com.

During 2010, the Compensation Committee met two (2) times.  The Compensation Committee assists the Board of Directors in its oversight of the compensation of the directors and officers of the Company.  In accordance with the Compensation Committee Charter, the responsibilities of the Compensation Committee are to (i) review and recommend to the Board for approval compensation (including incentive compensation plans and equity based compensation plans) of the Company’s CEO, executive officers and other key officers; (ii) review and approve general benefits and compensation strategies; (iii) develop and approve all stock ownership, stock option and other equity based compensation plans of the Company; and (iv) grant any shares, stock options, or other equity based awards under all equity based compensation plans.

The Compensation Committee currently consists of Messrs. Aynilian, Hague and Gilmore.   Each of the current members of the Compensation Committee is "independent" under the standards established by the SEC for members of compensation committees and each member is "independent" under the standards set forth by the NYSE Amex for its listed companies.

Attendance at Board, Committee, and Annual Stockholders’ Meetings.

The Board of Directors met thirteen (6) times during 2010.  Each of the Company's directors is expected to attend each meeting of the Board of Directors and any committees on which he serves.  In 2010, each of our directors attended one hundred percent (100%) of the meetings of the Board of Directors and of the committees on which he served.  We do not currently have a policy requiring attendance of our directors at our annual meetings of stockholders.

 MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE FOR YEAR 2009

Name	Board of Directors	Audit Committee	Nominating Committee	Compensation Committee
Drury J Gallagher*	Chairman Emeritus
Van Z. Krikorian*	Chairman
Nicholas J. Aynilian	Member	Member	Member	Member
Ian C. Hague	Member	Member	Member	Member
Harry Gilmore	Member	Member	Member	Member
Number of Meetings Held in 2010	6	5	1	2

Notes to Membership and Meetings of the Board and its Committees Table

*Non-independent Board member.

COMPENSATION OF DIRECTORS

The Board of Directors believes that compensation for our directors should be equity-based compensation.  Our independent directors do not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

In July 2002, our Board of Directors had adopted a compensation policy for the directors that consists of annual awards of 50,000 shares of Common Stock to each director in recognition of his ongoing services as director.  No additional fees are paid for service on the Committees of the Board.

Beginning in 2007, the Company changed its policy to grant options as director compensation and not issue awards of Common Stock.  In 2011, rather than expand the option plan, the Company returned to a policy of issuing awards of Common Stock as compensation.

On June 19, 2010, the Company issued options to purchase 100,000 shares of the Company’s Common Stock under the Global Gold Corporation 2006 Incentive Plan (the “GGC 2006 Incentive Plan”) as director compensation for the fiscal year 2010 to each of Messrs. Aynilian, Gallagher, Gilmore, Hague, and Krikorian at an exercise price of $0.10 per share which fully vest on November 19, 2010.

The Company maintains its practice of reimbursing reasonable expenses incurred for service on the Board or any of its Committees.

Directors' Compensation Table For Year 2010

The following table reflects the equity compensation received during the 2010 fiscal year by each non-management director who served on the Company's Board of Directors and the Committees of the Board of Directors.  No cash compensation was paid to the Company’s independent Directors.  Please see the " Executive Compensation – Summary Compensation Table” section of this proxy statement, below, for disclosure of directors' fees paid to management directors in the 2010 fiscal year.

Name of Director	Stock Awards (1)	Option Awards (2)	Total
Nicholas J. Aynilian	$ -	$ 9,000 (3)	$ 9,000
Ian C. Hague	$ -	$ 9,000 (3)	$ 9,000
Harry Gilmore	$ -	$ 9,000 (3)	$ 9,000

 Notes to Directors' Compensation Table

(1)
As of December 31, 2010, the number of shares held by directors acquired through stock awards is as follows: 150,000 shares held by Mr. Aynilian, 100,000 held by Mr. Hague, and 50,000 held by Mr. Gilmore.

(2)
As of December 31, 2010, the number of options held by directors acquired through option awards is as follows: 400,000 options held by Mr. Aynilian, 400,000 held by Mr. Hague, and 400,000 held by Mr. Gilmore.

(3)
This column represents the aggregate grant date fair value of stock options granted to the non-management Directors in 2010 in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718").  See Note 2(i) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

EXECUTIVE OFFICERS

The following biographical descriptions set forth certain information concerning each of the Company’s executive officers, together with their positions with the Company, age and business experience.  For information on Mr. Krikorian, Chairman, Chief Executive Officer and General Counsel of the Company, and Mr. Gallagher, Treasurer and Secretary of the Company, see the " Proposal One: Election of Directors – Information Regarding Nominees for Director " section of this proxy statement,   above.

Name, Age, Position	Business Experience During the Past Five Years
Jan Dulman Age 37 Chief Financial Officer
Mr. Dulman currently serves as Chief Financial Officer.

Mr. Dulman has been the Company's Chief Financial Officer since June 14, 2007 and was the Company’s Controller from August 1, 2005 until June 14, 2007. Mr. Dulman is a certified public accountant licensed in the State of Connecticut.  Mr. Dulman was an accountant at a medium sized CPA firm, Radin, Glass & Co., from May 2001 to December 2002.  Mr. Dulman is currently a partner at an accounting firm Mandelbaum Kaplan Dulman LLC. Mr. Dulman had been a financial advisor with AXA Advisors, LLC from 2003 to June, 2007 and Madison Planning Group since June, 2007.

Dr. W.E.S. Urquhart Age 60 Vice President (South American Operations)
Dr. Urquhart currently serves as Vice President – South American Operations.

Dr. W.E.S. Urquhart is Vice President in charge of the Company's operations in South America and also works on the Company's Canadian, Armenian, and other operations. He has a Ph.D. in geology and over 35 years experience in geophysics. Dr. Urquhart was an owner and President of High Sense Geophysics, Ltd. until it was sold to Fugro N.V. in 2000. He was a director and past Vice President of the Prospectors and Developers Association of Canada.  Dr. Urquhart has been the owner and President of GeoExplo Ltda. since 2002.  Dr. Urquhart has also been the owner and President of New-Sense Geophysics Limited since 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid for the 2010 and 2009 fiscal years to the Company's Chief Executive Officer and the other two most highly compensated executive officers in 2010 and 2009.  The individuals included in the following table are collectively referred to as the "Named Executive Officers."  (For narrative disclosure of the structure of the Company's equity compensation earned by the Named Executive Officers, please refer to the "Narrative Disclosure to the Summary Compensation Table" below.)

				Stock		Option		All Other
Named Executive Officer				Awards		Awards		Compensation
and Principal Position	Year	Salary (12)	Bonus (1)	(2) (3)		(2) (4)		(5)	Total

Van Z. Krikorian
Chairman of the Board of
Directors, Chief Executive	2010	$225,000	$-	$-		$9,000	(7)	$-	$234,000
Officer and General Counsel
	2009	$225,000	$-	$105,000	(6)	$14,400	(7)	$1,125	$345,525

Jan Dulman
Chief Financial Officer	2010	$150,000	$-	$-		$-		$-	$150,000

	2009	$145,833	$-	$71,500	(8)	$28,350	(9)	$1,000	$246,683

Drury Gallagher
Chairman Emeritus	2010	$125,000	$-	$2,000	(10)	$19,000	(11)	$-	$146,000
Secretary and Treasurer
	2009	$125,000	$-	$6,667	(10)	$42,000	(11)	$-	$173,667

Notes to Summary Compensation Table

1)	The Compensation Committee has recommended that there will not be any bonuses paid to any of the named executive officers for 2009.
2)	For details of stock and option grants, including vesting schedules see "Narrative Disclosure to the Summary Compensation Table" below.
3)
This column represents the aggregate grant date fair value in the fiscal year indicated for restricted stock granted to the named executive officers in 2010 and 2009 in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation.  See Note 2(i) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and  Note 2(i) for the year ended December 31, 2009, regarding assumptions underlying valuation of equity awards.  Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

4)
This column represents the aggregate grant date fair value in the fiscal year indicated for stock options granted to the named executive officers in 2010 and 2009, in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation.  See Note 2(i) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and Note 2(i) for the year ended December 31, 2009, regarding assumptions underlying valuation of equity awards.

5)	This column consists of Company matching contributions under our 401(k) plan.
6)
Mr. Krikorian received 600,000 shares of restricted Common Stock pursuant to his employment agreement on January 1, 2005 at a fair market value of $0.50 per share, 600,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2006 at a fair market value of $1.70 per share, and 1,050,000 shares of restricted Common Stock pursuant to his employment agreement on August 11, 2009 at a fair market value of $0.10 per share.

7)
Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on May 18, 2009 at an exercise price of $0.20 per share which vest on November 18, 2009.  Mr. Krikorian was also granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on June 19, 2010 at an exercise price of $0.10 per share which vest on November 19, 2010.

8)
Mr. Dulman received 40,000 shares of restricted Common Stock pursuant to his employment agreement on August 1, 2005 at a fair market value of $1.00 per share, 150,000 shares of restricted Common Stock pursuant to his employment agreement on June 15, 2007 at a fair market value of $0.83 per share, and 225,000 shares of restricted Common Stock pursuant to his employment agreement on August 11, 2009 at a fair market value of $0.14 per share.  Mr. Dulman also received 200,000 shares of restricted Common Stock as a retention bonus on May 18, 2009 at a fair market value of $0.20 per share.

9)
Mr. Dulman was granted options to purchase 150,000 share of Common Stock pursuant to his employment agreement on June 15, 2007 at an exercise price of $0.83 per share and options to purchase 225,000 share of Common Stock pursuant to his employment agreement on August 11, 2009 at an exercise price of $0.14 per share.

10)
Mr. Gallagher was granted 33,333 shares of restricted Common Stock pursuant to his automatic one year renewal of his contract on May 18, 2009 at a fair market value of $0.20 per share, and 20,000 shares of restricted Common Stock pursuant to his automatic one year renewal of his contract on June 19, 2010 at a fair market value of $0.10 per share.

11)
Mr. Gallagher was granted options to purchase 250,000 shares of Common Stock pursuant to his employment agreement on June 15, 2006 at an exercise price of $ 1.70 per share.  Mr. Gallagher was also granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on April 8, 2008 at an exercise price of $0.45 per share which vest on October 8, 2008.  Mr. Gallagher was also granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on May 18, 2009 at an exercise price of $0.20 per share which vest on November 18, 2009. Mr. Gallagher was also granted options to purchase 166,667 shares of Common Stock pursuant to his employment agreement automatic one year renewal on May 15, 2009 at an exercise price of $ 0.20 per share.  Mr. Gallagher was also granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on June 19, 2010 at an exercise price of $0.10 per share which vest on November 19, 2010.  Mr. Gallagher was also granted options to purchase 100,000 shares of Common Stock pursuant to his employment agreement automatic one year renewal on June 19, 2010 at an exercise price of $ 0.10 per share.

12)	As of December 31, 2010, the Company owes unpaid wages of approximately $740,000 to management. The Company is accruing interest at an annual rate of 9% on the net of taxes wages owed to management.

NARRATIVE DISCLOSURE TO THE SUMMARY COMPENSATION TABLE

Description of Employment Arrangements with the Company’s Named Executive Officers

Van Krikorian

On June 1, 2003, the Company entered into an employment agreement with Mr. Krikorian.  The employment agreement provided for (i) annual base salary of $100,000 per year (subject to payment as cash flow permits) and (ii) a grant of 900,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, and which is to be earned, and vested ratably over the term of the agreement and (iii) any bonus determined in accordance with any bonus plan approved by the Board of Directors. The employment agreement had an initial term of three years terminating on June 30, 2006.

On January 1, 2005, Mr. Krikorian’s employment agreement was amended and extended for two years.  The amended employment agreement provided that Mr. Krikorian would receive an increase in his annual base salary to $180,000 per year, representing a 80% increase over his previous salary effective January 1, 2005 and an additional grant of 600,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which vested in four equal installments of 150,000 shares each on July 1, 2006, January 1, 2007, July 1, 2007, and January 1, 2008. Prior to the amendment described below, the amended employment agreement was to terminate on June 30, 2008.

On June 15, 2006, Mr. Krikorian’s employment agreement was amended and extended for one year.  The amended employment provides that Mr. Krikorian will receive (i) an increase in his annual base salary to $225,000 per year, representing a 25% increase over his previous salary, effective July 1, 2006 and (ii) an additional 600,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which vested in three equal installments of 200,000 shares each on June 30, 2007, June 30, 2008 and June 30, 2009.

Mr. Krikorian is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original employment agreement, as amended previously.  The amended employment agreement was to terminate on June 30, 2009.

On August 11, 2009, Mr. Krikorian’s employment agreement was amended and extended for three years.  The amended employment provides that Mr. Krikorian will receive (i) no increase in his annual base salary which will remain at $225,000 per year and (ii) an additional 1,050,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which stock which will vest in equal semi-annual installments over the term of his employment agreement.

Mr. Krikorian is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original employment agreement, as amended previously.  The amended employment agreement terminates on June 30, 2012.

Drury Gallagher

On July 1, 2002, the Company entered into an employment agreement with Mr. Gallagher.  The employment agreement provided for (i) annual grants of 100,000 shares of Common Stock as base salary during the term of the agreement, subject to an adjustment each year, as determined by the Board of Directors, in an amount equal to (x) the increase in the consumer price index or (y) up to 10% of his then base salary and (ii) any bonus determined in accordance with any bonus plan approved by the Board of Directors. The employment agreement had an initial term of four years terminating on June 30, 2006.

On February 1, 2003, Mr. Gallagher’s employment was amended employment agreement with the same termination date.  The amended agreement provided that Mr. Gallagher would receive (i) an annual base salary of $100,000 per year (subject to payment as cash flow permits) and (ii) a grant of 900,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment with us (other than by death or disability) during the term of the agreement, which vested ratably over the term of the agreement.

On June 15, 2006, Mr. Gallagher’s employment agreement was amended and extended for two and a half years. The amended agreement provided that Mr. Gallagher resign as Chairman and Chief Executive Officer and assume the titles of Chairman Emeritus, Secretary and Treasurer effective December 31, 2006 and June 30, 2006, respectively.  In addition, the amended agreement provided that Mr. Gallagher will receive (i) an increase in his annual base salary to $125,000 per year, representing a 25% increase over his previous salary, (ii) an additional 50,000 shares of restricted stock that vests in four equal installments of 12,500 shares each on December 30, 2006, June 30, 2007, December 30, 2007 and June 30, 2008 and (iii) 250,000 stock options to purchase Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), to vest in eight equal installments of 28,125 shares each on September 30, 2006, December 30, 2006, March 30, 2007, June 30 2007, September 30, 2007, December 30, 2007, March 30, 2008 and June 30, 2008.  The restricted stock and options were subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

On December 31, 2008, pursuant to his employment agreement, Mr. Gallagher’s agreement was automatically extended for an additional year through December 31, 2009 under the same terms of an annual salary of $125,000, 33,333 shares of restricted common stock and stock options to purchase 166,667 of common stock of the Company.  On May 18, 2009, pursuant to Mr. Gallagher’s employment agreement extension under his contract and as confirmed by the independent compensation committee and board of directors, Mr. Gallagher was granted 33,333 shares of restricted common stock with 16,667 shares vesting on June 30, 2009, and 16,666 shares vesting on December 31, 2009.  Mr. Gallagher was also granted stock options to purchase 166,667 shares of common stock of the Company at $0.20 per share vesting on November 18, 2009.  The restricted stock was subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Employment Agreement.

Mr. Gallagher is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Gallagher continued to vest pursuant to his original employment agreement, as amended previously.  The amended agreement was to terminate on December 31, 2008, but was automatically renewed for one year on the same terms and was to terminate on December 31, 2009.

On August 19, 2010, Mr. Gallagher received 20,000 shares of restricted common stock and stock options to purchase 100,000 of common stock of the Company.  Mr. Gallagher’s contract was previously automatically renewed and extended through December 31, 2010.  On June 18, 2010, pursuant to Mr. Gallagher’s employment agreement extension under his contract and as confirmed by the independent compensation committee and board of directors, Mr. Gallagher was granted 20,000 shares of restricted common stock with 10,000 shares vesting immediately, and 10,000 shares vesting on December 31, 2010.  Mr. Gallagher was also granted stock options to purchase 100,000 shares of common stock of the Company at $0.10 per share, based on the fair market value on June 18, 2010 when they were authorized, vesting on November 19, 2010.  The restricted stock is subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Employment Agreement.

Jan Dulman

On August 1, 2005, the Company entered into an employment agreement with Mr. Jan Dulman as the Controller of the Company.  The employment agreement provided for (i) annual base salary of $12,000 per year, (ii) a grant of 40,000 shares of Common stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, and which vested in four equal installments of 10,000 shares each on February 1, 2006, August 1, 2006, February 1, 2007 and August 1, 2007 and (iii) any bonus determined in accordance with any bonus plan approved by the Board of Directors.  The employment agreement had an initial term of two years terminating on July 31, 2007.

On February 6, 2006, Mr. Dulman’s employment agreement was amended, retroactively to January 1, 2006 increasing his annual base salary to $24,000 per year, representing a 100% increase from his previous salary.

On June 15, 2006, Mr. Dulman’s employment agreement was amended and extended.  The amended agreement provides that Mr. Dulman will receive (i) an increase in his annual base salary to $60,000 per year, representing a 150%   increase over his previous salary, effective May 1, 2006 and (ii) an a grant of options to purchase 62,500 shares of Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), that vested in three installments as follows: 20,833 shares on June 15th, 2006, 20,833 shares on November 30, 2006, and 20,834 shares on July 31, 2007.  The options were subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) with the Company during the term of the employment agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.

Mr. Dulman is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement, as amended previously.  The restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement. The amended agreement was to terminate on July 31, 2007.

On June 15, 2007, the Company approved a new employment agreement for Jan Dulman with respect to his employment as the Controller of the Company. The Board of Directors unanimously elected Mr. Dulman as the Chief Financial Officer. The revised new agreement provided that Mr. Dulman resign as Controller and assume the title of Chief Financial Officer effective June 1, 2007 and will receive an annual base salary of $125,000, representing a 108% increase over his previous salary and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The new agreement was for two years and two months terminating on July 31, 2009. Pursuant to the new agreement, Mr. Dulman was also granted (i) 150,000 shares of restricted stock to vesting in four equal installments of 37,500 shares each on January 31, 2008, July 31, 2008, January 31, 2009 and July 31, 2009 and (ii) 150,000 stock options to purchase Common Stock at $0.83 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2007), vesting in equal installments of 75,000 shares each on August 1, 2007, and August 1, 2008.

The restricted stock and options previously awarded to Mr. Dulman will continue to vest pursuant to his Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

On August 11, 2009, Mr. Dulman’s employment agreement was extended for an additional 3 year term from August 1, 2009 through July 31, 2012 with an annual salary of $150,000 and Mr. Dulman was granted 225,000 shares of restricted common stock which will vest in equal semi-annual installments over the term of his employment agreement.  Mr. Dulman was also granted stock options to purchase 225,000 shares of common stock of the Company at $0.14 per share (based on the closing price at his renewal) vesting in equal quarterly installments over the term of his employment agreement.

The restricted stock and options previously awarded to Mr. Dulman will continue to vest pursuant to his Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

Certain Material Terms of Employment Agreements with Named Executive Officers

Executive	Date of Original Agreement	Original Annual Base Salary	Date of Amended and Restated Agreement	Amended Annual Base Salary
Van Z. Krikorian	06/01/03	$100,000	08/11/09	$225,000
Drury J Gallagher	02/01/02	see above	06/15/06	$125,000
Jan Dulman	08/01/05	$12,000	08/11/09	$150,000

Outstanding Equity Awards at Fiscal Year End 2010 Table

	Option Awards				Stock Awards

Named Executive Officers	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Van Z. Krikorian	100,000(2)	—	$0.86	6/15/2016	—	—
	100,000(3)	—	$0.45	6/15/2016	—	—
	100,000(4)	—	$0.20	6/15/2016	—	—
	100,000(5)	—	$0.10	6/15/2016	—	—
					525,000(6)	$52,500
Jan Dulman	62,500(7)	—	$1.70	6/15/2016	—	—
	150,000(8)	—	$0.83	6/15/2016	—	—
	93,750(9)	131,250(9)	$0.14	6/15/2016	—	—
					150,000(10)	$21,000
Drury Gallagher	250,000(11)	—	$1.70	6/15/2016	—	—
	100,000(12)	—	$0.83	6/15/2016	—	—
	100,000(13)	—	$0.45	6/15/2016	—	—
	100,000(14)	—	$0.20	6/15/2016	—	—
	166,667(15)	—	$0.20	6/15/2016	—	—
	100,000(16)	—	$0.10	6/15/2016	—	—
	100,000(17)	—	$0.10	6/15/2016	—	—

Notes to Outstanding Equity Awards at Fiscal Year End 2010 Table

1)	This column represents the exercise price of awards of options to purchase the Company's Common Stock which exercise price was not less than the closing price on the grant date.
2)
Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on January 11, 2007 at an exercise price of $0.86 per share which vested on July 11, 2007.

3)
Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on April 8, 2008 at an exercise price of $0.45 per share which vested on October 8, 2008.

4)
Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on May 19, 2009 at an exercise price of $0.20 per share which vested on November 19, 2009.

5)
Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on June 19, 2010 at an exercise price of $0.10 per share which vested on November 19, 2010.

6)
Mr. Krikorian was granted 1,050,000 shares of restricted Common Stock pursuant to his employment agreement on August 11, 2009. This restricted stock vests in equal semi-annual installments of 175,000 over the term of the agreement.

7)
Mr. Dulman was granted options to purchase 62,500 share of Common Stock pursuant to his employment agreement on June 15, 2006. The options vested in three installments as follows: 20,833 shares on June 15, 2006, 20,833 shares on November 30, 2006 and 20,834 shares on July 31, 2007.

8)
Mr. Dulman was granted options to purchase 150,000 share of Common Stock pursuant to his employment agreement on June 15, 2007.  The options vested in two installments as follows: 75,000 shares on August 1, 2007, and 75,000 shares on August 1, 2008.

9)
Mr. Dulman was granted options to purchase 225,000 share of Common Stock pursuant to his employment agreement on August 11, 2009.  The options vested in equal installments of 37,500 over the term of the agreement.

10)
Mr. Dulman was granted 225,000 shares of restricted Common Stock pursuant to his employment agreement on August 11, 2009.  The restricted stock vests in equal installments of 37,500 shares over the term of the agreement.

11)
Mr. Gallagher was granted options to purchase 250,000 shares of Common Stock pursuant to his employment agreement on June 15, 2006 at an exercise price of $1.70 per share.  The options vested in eight equal installments of 31,250 shares each on September 30, 2006, December 30, 2006, March 30, 2007, June 30, 2007, September 30, 2007, December 30, 2007, March 30, 2008 and June 30, 2008.

12)
Mr. Gallagher was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on January 11, 2007 at an exercise price of $0.86 per share which vested on July 11, 2007.

13)
Mr. Gallagher was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on April 8, 2008 at an exercise price of $0.45 per share which vested on October 8, 2008.

14)
Mr. Gallagher was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on May 19, 2009 at an exercise price of $0.20 per share which vested on November 19, 2009.

15)
Mr. Gallagher was granted options to purchase 166,667 shares of Common Stock pursuant to the automatic one year renewal of his employment agreement on May 19, 2009 at an exercise price of $0.20 per share which vested on November 19, 2009.

16)
Mr. Gallagher was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on June 19, 2010 at an exercise price of $0.10 per share which vested on November 19, 2010.

17)
Mr. Gallagher was granted options to purchase 100,000 shares of Common Stock pursuant to the automatic one year renewal of his employment agreement on June 19, 2010 at an exercise price of $0.10 per share which vested on November 19, 2010.

OWNERSHIP OF SECURITIES

BENEFICIAL OWNERSHIP TABLE

The following table shows, as of April 28, 2011, except as noted, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or nominees, each of our named executive officers, each person known by us to beneficially own more than 5% of our Common Stock as of December 31, 2010 (derived exclusively from SEC filings of such beneficial owner), and all of our directors and executive officers as a group.   Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

Unless indicated otherwise below, the address for each listed director and officer is Global Gold Corporation, 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following April 28, 2011, but excludes shares of Common Stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 79,190,475 shares of Common Stock outstanding as of April 28, 2011.

Title of	Name and Address of	Number of		Percentage
Class	Beneficial Owner	Shares		of Class

(i) More than 5% Beneficial Owners

Common	Firebird Avrora Fund, LTD	5,635,000		7.12%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Global Master Fund, LTD	5,226,867	(1)	6.60%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Republic Fund, LTD	4,838,167		6.11%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Fund, LP	165,000	(2)	*
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Title of	Name and Address of	Number of		Percentage
Class	Beneficial Owner	Shares		of Class

(ii) Directors and named executive officers

Common	Ian Hague	34,781,748	(3)	43.92%
	152 West 57th Street
	New York, NY 10019

Common	Nicholas J. Aynilian	4,053,873	(4)	5.12%
	P.O. Box 1963
	Canal Street Station
	New York, NY 10013

Common	Drury J. Gallagher	3,557,453	(5)	4.49%
	107 Eakins Road
	Manhasset, NY 11030

Common	Van Z. Krikorian	3,550,000	(6)	4.48%
	5 Frederick Court
	Harrison, NY 10528

Common	Jan Dulman	940,000	(7)	1.19%
	13 Hickory Place
	Livingston, NJ 07039

Common	Harry Gilmore	450,000	(8)	*
	4848 N. 30th Street
	Arlington, VA 22207

(iii) Directors and executive officers as a group:		47,333,074	(9)	59.77%

*      Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

1)
This amount includes 1,000,000 shares of Common Stock issuable upon the exercise of the Warrants exercisable within 60 days of April 28, 2011 acquired by Firebird Global Master Fund, Ltd under the Stock Subscription and Stockholders Agreement, dated December 8, 2008.

2)	Firebird Global Master Fund, Ltd., Firebird Avrora Fund, Ltd. and Firebird Republics Fund, Ltd. are affiliated with Firebird Fund, LP.
3)
This amount includes 400,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hague for services as a Director of the Company.  This amount does not include the 16,865,034 shares owned by Firebird Management, LLC (through its Firebird Global Master Fund, LTD, Firebird Republic Fund, LTD, Firebird Avrora Fund, LTD, and Firebird Fund, LP) of which Mr. Hague is a co-founder and as to which shares Mr. Hague disclaims beneficial interest.

4)
This amount includes 1,400,000 shares owned by NJA Investments, Inc, 600,000 shares owned by trusts for minor children of Mr. Aynilian and 600,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of April 28, 2010, as to which Mr. Aynilian has the sole voting power and the sole investment power.  This amount also includes 400,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2010.

5)	This amount includes 916,667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2010.
6)	This amount includes 400,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2010.
7)	This amount includes 325,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2010.
8)	This amount includes 400,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2010.
9)	Includes 3,441,667 shares of Common Stock issuable upon the exercise of warrants and options exercisable within 60 days of April 28, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, "Section 16 reporting persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Global Gold.  Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2010, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with Global Gold, or that interferes with the proper performance of their duties, responsibilities or loyalty to Global Gold.

In addition to the Global Gold policy described above, the SEC has specific disclosure requirements covering certain types of transactions involving Global Gold and a director, executive officer or other specified party. Except as described below, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of 2008, or any currently proposed transaction, or series of similar transactions, to which Global Gold or any of its subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for each of 2010 and 2009 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our Common Stock or members of their immediate families had, or will have, a direct or indirect material interest.

On February 7, 2008, the Company received a short term loan in the amount of $260,000, an additional $280,000 loan on March 10, 2008, and an additional $300,000 loan on April 14, 2008 (collectively, the “Loans”), from Ian Hague, a director of the Company, which Loans accrued interest, from the day they are issued and until the day they are repaid by the Company, at an annual rate of 10%. The Company promised to repay, in full, the Loans and all the Interest accrued thereon on the sooner of: (1) Mr. Hague’s demand after June 6, 2008; or (2) from the proceeds of any financing the company receives over $1,000,000. The Company was able to prepay these loans in full at any time. But if they were not repaid by June 10, 2008, Mr. Hague had the right, among other rights available to Mr. Hague under the law, to convert the Loans plus accrued interest to Common Stock of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.  In addition, Mr. Hague had the right at any time to convert all or a portion of the Loans to the same terms provided to any third party investor or lender financing the company.  In connection with the Loans, pursuant to the Company’s standing policies, including it’s Code of Business Conduct and Ethics and Nominating and Governance Charter, the Board of Directors, acting without the participation of Mr. Hague, reviewed and approved the Loans and its terms, and determined the borrowings to be in the Company’s best interest.  On May 12, 2008, the Company received an advance of $1,500,000 and an additional advance of $800,000 on July 7, 2008 (collectively, the “Advances”), from Mr. Hague.  On September 23, 2008, the Company restructured the Loans and the Advances into a new agreement (the “Loan and Royalty”) which became effective November 6, 2008.  Key terms of the Loans and Royalty include interest accruing from September 23, 2008 until the repayment in full at an annual rate of 10% and the Company granting a royalty of 1.75% from distributions to the Company from the sale of gold and all other metals produced from the Madre De Dios property currently included in the Global Gold Valdivia joint venture with members of the Quijano family.

Pursuant to two short-term loan agreements dated April 14, 2009 for $32,000 and May 4, 2009 for $20,000 the Company borrowed a total of $52,000 from one of its directors, Nicholas J. Aynilian.  The terms of both agreements included an annual rate of 10% with repayment on the sooner of: (1) demand after June 6, 2009; or (2) from the proceeds of any financing the Company receives.  In addition, if the loans are not repaid by June 10, 2009, the lender had the right, among other rights available, to convert the loan plus accrued interest to common shares of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.

            On April 16, 2009 and April 27, 2009, the Company’s Director and Treasurer, Drury Gallagher, made interest free loans of $3,000 and $1,000, respectively.

On May 13, 2009, pursuant to a loan agreement, the Company borrowed $550,000 from two of its directors Ian Hague ($500,000) and Nicholas J. Aynilian ($50,000). The terms of the agreement included an annual rate of 10% with repayment on the sooner of: (1) demand after June 1, 2009; (2) from the proceeds of any financing the Company; or (3) from the proceeds of the sale of an interest in any Company property.    In addition, if the loans were not repaid by June 10, 2009, the lenders had the right, among other rights available, to convert the loans plus accrued interest to Common Stock of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.  The lenders also have the right until the loans are repaid at any time to convert the terms of the loans to the terms provided to any third party investor or lender financing the Company.

On August 27, 2009 and September 10, 2009, the Company’s Director and Treasurer, Drury Gallagher, made interest free loans of $20,000 and $1,500, respectively.

On September 14, 2009, pursuant to a loan agreement, the Company borrowed an additional $50,000 Ian Hague. The terms of the agreement included an annual rate of 10% with repayment on the sooner of: (1) demand after November 1, 2009; (2) from the proceeds of any financing the Company; or (3) from the proceeds of the sale of an interest in any Company property.    In addition, if the loan was not repaid by December 1, 2009, the lender has the right, among other rights available, to convert the loan plus accrued interest to common shares of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.  The lender had the right until this and any other loans from him are repaid at any time to convert the terms of all or a portion of this or other loans made to the terms provided to any third party investor or lender financing the Company.

On October 29, 2009, pursuant to a loan agreement, the Company borrowed an additional $60,000 from Ian Hague. The terms of the agreement included an annual rate of 10% with repayment on the sooner of: (1) demand after December 1, 2009; (2) from the proceeds of any financing the Company; or (3) from the proceeds of the sale of an interest in any Company property.    In addition, if the loan was not repaid by December 31, 2009, the lender has the right, among other rights available, to convert the loan plus accrued interest to common shares of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.  The lender has the right until this and any other loans from him are repaid at any time to convert the terms of all or a portion of this or other loans made to the terms provided to any third party investor or lender financing the Company.

On November 12, 2009, pursuant to a loan agreement, the Company borrowed an additional $10,000 from Ian Hague. The terms of the agreement included an annual rate of 10% with repayment on the sooner of: (1) demand after January 1, 2010; (2) from the proceeds of any financing the Company; or (3) from the proceeds of the sale of an interest in any Company property.    In addition, if the loan was not repaid by December 31, 2009, the lender has the right, among other rights available, to convert the loan plus accrued interest to common shares of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.  The lender had the right until this and any other loans from him are repaid at any time to convert the terms of all or a portion of this or other loans made to the terms provided to any third party investor or lender financing the Company.

On December 10, 2009, the Company’s Director and Treasurer, Drury Gallagher, made an interest free loan of $2,000 to the Company.

On December 28, 2009, pursuant to a loan agreement, the Company borrowed $110,000 from Ian Hague. The terms of the agreement included an annual rate of 10% with repayment on the sooner of: (1) demand after February 1, 2010; (2) from the proceeds of any financing the Company; or (3) from the proceeds of the sale of an interest in any Company property.    In addition, if the loan was not repaid by January 31, 2010, the lender has the right, among other rights available, to convert the loan plus accrued interest to common shares of the Company at the price calculable and on the terms of the Global Gold Corporation 2006 Stock Incentive Plan.  The lender has the right until this and any other loans from him are repaid at any time to convert the terms of all or a portion of this or other loans made to the terms provided to any third party investor or lender financing the Company.

On February 2, 2010, one of the Company’s Directors, Nicholas J. Aynilian, made an interest free loan of $5,000 to the Company. The Company repaid $2,500 to Mr. Aynilian on March 1, 2010.

On March 29, 2010, the Company’s Director and Treasurer, Drury Gallagher, made an interest free loan of $20,000 to the Company.

On May 20, 2010, the Company’s Director and Treasurer, Drury Gallagher, made an interest free loan of $5,000 to the Company.

On June 30, 2010, the Company’s Director and Treasurer, Drury Gallagher, made an interest free loan of $5,000 to the Company.

On July, 15, 2010, July 26, 2010, August 17, 2010, September 1, 2010 and September 14, 2010, the Company’s Director and Treasurer, Drury Gallagher, made interest free loans of $5,000, $7,500, $3,000, $3,000 and $6,000, respectively, to the Company.

On July 1, 2010, July, 15, 2010, August 2, 2010, August 17, 2010 and September 7, 2010, one of the Company’s Directors, Nicholas J. Aynilian, made interest free loans of $5,000, $5,000, $7,500, $3,000 and $9,000, respectively, to the Company.

On October 4, 2010, one of the Company’s Directors, Nicholas J. Aynilian, made an interest free loan of $5,000 to the Company.

On October 4, 2010, the Company’s Director and Treasurer, Drury Gallagher, made an interest free loan of $5,000 to the Company.

As of October 10, 2010, the Company owed Drury Gallagher, the Company’s Director and Treasurer, approximately $19,350 for expense reimbursement which bears no interest.

As of October 15, 2010, the Company had outstanding loans, as discussed above, plus accrued interest totaling $5,312,642.95 from three of the Company’s Directors, Mr. Ian Hague ($5,052,262.27), Mr. Nicholas J. Aynilian ($154,030.68), and Mr. Drury Gallagher ($106,350).  On October 19, 2010, the Company’s non-interested members of the Board of Directors approved a restructuring of all this debt to extinguish and convert this outstanding debt into shares of Common Stock.  Pursuant to the restructuring, the loans were cancelled and became convertible into shares of the Company’s common stock at $0.15 per share.  As of October 22, 2010, the Company had completed the entire conversion.  The transaction benefited the Company by reducing the current debt by $5,312,642.95 and eliminating the interest from continuing to accrue on these debts.  The Company issued a total of 35,417,619 shares of the Company’s Common Stock which are restricted in exchange for the debt cancellation.  The shares of Common Stock were issued in a private placement pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.  The conversion of debt by Mr. Hague did not impact his 1.75% NSR royalty on the Pureo property in Chile, remains in force, and the obligation to pay that royalty was transferred to Conventus Ltd. pursuant to the sales agreement.

On December 28, 2010, the Company’s Director and Treasurer, Drury Gallagher, made an interest free loan of $23,500 of which $11,000 was repaid on March 31, 2011.  The remaining $12,500 is unpaid as of the date of this filing.

As of December 31, 2011, the Company owed Drury Gallagher, the Company’s Director and Treasurer, approximately $4,127 for expense reimbursement which bears no interest and remain unpaid as of the date of this filing.

As of December 31, 2010, the Company owes unpaid wages of approximately $740,000 to management.  The Company is accruing interest at an annual rate of 9% on the net of taxes wages owed to management.

None of the following persons has been indebted to Global Gold or its subsidiaries at any time since the beginning of 2008: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

We do not believe that in any material circumstance either Global Gold or another corporation or organization is a sole-source supplier to the other with regard to the any good or service. We also do not believe that in any case the director, executive officer, or nominee for director receives any compensation from another corporation or organization that is directly linked to the revenue or profits of the Global Gold-related business.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

In accordance with the Audit Committee Charter, the Audit Committee has selected appointed Sherb & Co., LLP as our independent auditors for the year ending December 31, 2011, the Board of Directors has concurred in an advisory capacity with the selection, and the selection is now being submitted to the stockholders at the Annual Meeting for their ratification or rejection.  If the stockholders do not ratify the selection of Sherb & Co., LLP as the independent auditors, the Audit Committee will reconsider whether to engage Sherb & Co., LLP, but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders.  Even if the stockholders ratify the selection of Sherb & Co., LLP, the Audit Committee may in its sole discretion terminate the engagement of Sherb & Co., LLP and direct the appointment of another independent auditor at any time during the year, although it has no current intention to do so.

The following table sets forth the fees that we paid or accrued for the audit and other services provided by Sherb & Co., LLP

	Sherb & Co., LLP
	2009	2010
Audit Fees	$82,500	$90,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$82,500	$90,500

Audit Fees .  This category includes the audit of our annual financial statements, reviews of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the listed fiscal years. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

Audit-Related Fees .  This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."  The services for the fees disclosed under this category include benefit plan audits, other accounting consulting, vendor compliance audits, royalty audits and due diligence services rendered in connection with acquisitions.

Tax Fees .  This category consists of professional services primarily in connection with strategic planning with respect to possible acquisitions.

All Other Fees .  This category consists of fees for subscriptions and other miscellaneous items .

Pre-Approval Policies and Procedures . In accordance with the Audit Committee Charter, the Audit Committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accountants who will perform permissible non-audit services or audit, review or attest services for the Company. The Audit Committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the Audit Committee, but the Audit Committee has not established any such pre-approval procedures at this time.

All audit fees, audit-related fees, tax fees and all other fees of our principal accountant for 2010 and 2009 were pre-approved by the Audit Committee in accordance with the Audit Committee Charter and its policy on permissible non-audit service or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for the de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

Representatives of Sherb & Co., LLP are expected to be present at the Annual Meeting.

The Board of Directors hereby requests that the stockholders ratify the appointment of Sherb & Co., as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SHERB & CO., LLP AS INDEPENDENT AUDITORS

CODE OF BUSINESS CONDUCT AND ETHICS

On April 4, 2005, the Board of Directors adopted a Code of Ethics (the "Code of Ethics") as required by the SEC rules, which applies to all of our directors, executive officers and employees.  The Code of Ethics sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.  A copy of the Code of Ethics is available on the Company’s website at www.globalgoldcorp.com.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be paid by Global Gold.  We expect to pay fees and expenses in the amount of $3,000 to American Registrar & Transfer Company and Broadridge Financial Solutions for services in connection with the solicitation of proxies.  In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2012

For stockholder proposals to be included in the Company’s proxy materials relating to the Annual Meeting of Stockholders to be held in 2012, all applicable requirements of Rule 14a-8 promulgated under the Exchange Act must be satisfied.  Stockholder who wish to recommend individuals for consideration to become nominees for election to the Board of Directors must include sufficient biographical information concerning the recommended individual, including age; five-year employment history with job titles, responsibilities, employer names and a description of the employer's business; whether such individual can read and understand basic financial statements; and board memberships (if any).  Each submission must be accompanied by contact information for two business references and a signed, written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.  Submissions by stockholders must be received by the Secretary of the Company at: Global Gold Corporation, 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580, Attn: Drury Gallagher, Secretary no later than January 10, 2012.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors believes that it is important to offer stockholders the opportunity to communicate with our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, Global Gold Corporation, 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580. The name of any intended recipient should be noted in the communication. The Board of Directors has instructed the Secretary, or other employee designated by the Secretary, to forward correspondence to the intended recipients; however, the Board of Directors has also instructed the Secretary, or such employee designated by the Secretary, to review such correspondence and, in his discretion, not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the Board of Directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

Drury Gallagher
Secretary

Dated:  May 2, 2011

GLOBAL GOLD CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Global Gold Corporation (the "Company") hereby appoints Jan E. Dulman, CPA and John E. Schmeltzer and each of them, with power of substitution to each, true and lawful proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned as of the close of business on April 28, 2011 at the Annual Meeting of Stockholders of the Company to be held on June 10, 2011 at 10:00 a.m., local time, at Global Gold Corporation, located at 555 Theodore Fremd Avenue, Suite C-208, Rye, New York 10580 (the "Annual Meeting"), and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in the manner directed.  If no direction is given, the shares will be voted FOR the election of the five nominees listed in Proposal 1, and FOR Proposal 2 in their discretion, the proxies are each authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PROPOSAL 1 .  Election of Directors

☐ FOR all nominees listed below                  ☐ WITHHOLD authority to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Nicholas J. Aynilian, Drury J. Gallagher, Harry Gilmore, Ian C. Hague, Van Z. Krikorian, Jeffrey R. Marvin

Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

PROPOSAL 2 .  To ratify the appointment of Sherb & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 2011.

☐ FOR PROPOSAL 2                           ☐ AGAINST PROPOSAL 2                       ☐ ABSTAIN ON PROPOSAL 2

Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, dated May 2, 2011 and, the Company's Form 10-K for fiscal year ended December 31, 2010.

Signature: __________________________ Signature: __________________________ Print Name: _________________________ Date: ______________________________
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

RETURN COMPLETED, DATED AND SIGNED PROXY CARDS TO:
AMERICAN REGISTRAR AND TRANSFER COMPANY
PO BOX 1798
SALT LAKE CITY, UT  84110

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 10, 2011.

Dear Stockholder:

1.      Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2011 Annual Meeting of Stockholders are available on the Internet.   This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.      The proxy statement and annual report to shareholders are available at:

Brokerage Accounts www.proxyvote.com	Other Holdings www.globalgoldcorp.com/2011proxymaterials

3.      If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before June 3, 2011 to facilitate timely delivery.

The 2011 Annual Meeting of Stockholders of Global Gold Corporation (the “Company”) will be held at the Company’s offices at 555 Theodore Fremd Avenue, Suite C-208, Rye, New York 10580 at 10:00 A.M. on June 10, 2011.  Only shareholders who owned stock at the close of business on the record date, April 28, 2011 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.      Election of six members to the Board of Directors:

Nicholas Aynilian	Drury Gallagher	Harry Gilmore	Ian Hague	Van Krikorian	Jeffrey Marvin

2.      Ratification of the Appointment of Sherb & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011; and

3.      To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

This Notice also constitutes notice of the 2011 Annual Meeting of Stockholders of the Company.

Global Gold Corporation     •     555 Theodore Fremd Avenue     •     Rye, NY 10580
Phone: 914.925.0020     •     Fax: 914.925.8860
www.globalgoldcorp.com

You may access the following proxy materials at:

Brokerage Accounts www.proxyvote.com	Other Holdings www.globalgoldcorp.com/2011proxymaterials

•	Notice of the 2011 Annual Meeting of Stockholders;

•	Company’s 2011 Proxy Statement;

•	Company’s Annual Report to Stockholders for the year ended December 31, 2010; and

•	Proxy Card

Registered stockholders may vote their proxy by downloading the proxy card from the company’s website at www.globalgoldcorp.com/2011proxymaterials and returning it in the postage prepaid envelope provided or by requesting and returning a paper proxy by calling 800-401-9141 or by e-mailing proxy2011@globalgoldcorp.com.

If you prefer a paper copy of the proxy materials, you may request one by (i) sending an e-mail to the Company at proxy2011@globalgoldcorp.com, (ii) calling the Company at (800) 401-9141, or (iii) making a request online at www.globalgoldcorp.com/2011proxymaterials.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2011 Annual Meeting of Stockholders.  This Notice is not a form for voting.

Global Gold Corporation     •     555 Theodore Fremd Avenue     •     Rye, NY 10580
Phone: 914.925.0020     •     Fax: 914.925.8860
www.globalgoldcorp.com